Exhibit 21.1

                 Subsidiaries of Simione Central Holdings, Inc.
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            Name                        State of Incorporation or Formation
            ----                        -----------------------------------

        SC Holding, Inc.                            Georgia
        Simione Central National, LLC               Georgia
        Simione Central Consulting, Inc.            Georgia
        Simione Acquisition Corporation            Delaware
        Script Systems, Inc.                      New Jersey
        Simione Central, Inc.                       Georgia